UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
April 23, 2015

EXTREME NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

145 Rio Robles
San Jose, California 95134

(Address of principal executive offices)

Registrant's telephone number, including area code:
(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

As of April 23, 2015, Edward Carney, Extreme Networks’ executive vice president of products and customer success, is no longer with the company.

(e)
As previously announced on April 21, 2015, Charles W. Berger resigned as President and Chief Executive Officer and from the Board of Directors of Extreme Networks, Inc. (the “Company”), effective April 19, 2015. On April 29, 2015, the Company and Mr. Berger entered into a Separation Agreement and General Release of Claims (the “Berger Agreement”), under which Mr. Berger is entitled to a lump sum cash payment of $600,000 plus twelve months of COBRA payments and the acceleration of twelve months of vesting of any currently outstanding equity awards, other than any performance option, as detailed and specifically set forth in the agreement. The foregoing description of the Berger Agreement is qualified in its entirety by reference to the full text of the Berger Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Exhibit Title or Description
10.1	Release of Claims, executed April 29, 2015, between Extreme Networks, Inc. and Charles W. Berger.
99.1	Press Release dated April 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 29, 2015

EXTREME NETWORKS, INC.

By:	/s/ ALLISON AMADIA
Allison Amadia
Executive Vice President, General Counsel, and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Title or Description
10.1	Release of Claims, executed April 29, 2015, between Extreme Networks, Inc. and Charles W. Berger.
99.1	Press Release dated April 23, 2015.